                                                                     EXHIBIT 1.1

                                                                       Conformed
                               PRICING AGREEMENT
                               -----------------



                                                          February 12, 1997



Ladies and Gentlemen:

    Charles E. Smith Residential Realty, Inc., a Maryland corporation (the "Company") which is the general partner of Charles E. Smith Residential Realty L.P., a Delaware limited partnership (the "Operating Partnership"), and such Operating Partnership propose, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated February 12, 1997 (the "Underwriting Agreement"), between the Company and the Operating Partnership on the one hand and Goldman, Sachs & Co., Donaldson, Lufkin & Jenrette Securities Corporation, Legg Mason Wood Walker, Incorporated, and Prudential Securities Incorporated on the other hand to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Shares specified in Schedule II hereto (the "Designated Shares") consisting of Firm Shares and any Optional Shares the Underwriters may elect to purchase. Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Shares which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Shares pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth in Schedule II hereto.

    A supplement to the Prospectus relating to the Designated Shares, in the form being delivered to you, is now proposed to be filed with the Commission.

    Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and, (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares, as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company at the purchase price to the Underwriters set forth in Schedule II hereto that portion of the number of Optional Shares as to which such election shall have been exercised.

    The Company hereby grants to each of the Underwriters the right to purchase at their election up to the number of Optional Shares set forth opposite the name of such Underwriter in Schedule I hereto on the terms referred to in the paragraph above for the sole purpose of covering over-allotments in the sale of the Firm Shares. Any such election to purchase Optional Shares may be exercised by written notice from the Representatives to the Company given within a period of 30 calendar days after the date of this Pricing Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by the Representatives, but in no event earlier than the First Time of Delivery or, unless the Representatives and the Company otherwise agree in writing, no earlier than two or later than ten business days after the date of such notice.

    If the foregoing is in accordance with your understanding, please sign and return to us six (6) counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company and the Operating Partnership. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination, upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.


                             Very truly yours,


                                Charles E. Smith Residential Realty, Inc.


                                By:       /c/ ERNEST GERARDI
                                     ----------------------------------
                                     Name: Ernest A. Gerardi, Jr.
                                     Title: President


                                Charles E. Smith Residential Realty L.P.


                                By: Charles E. Smith Residential Realty, Inc. General Partner


                                By:     /c/ ERNEST GERARDI
                                     ----------------------------------
                                     Name: Ernest A. Gerardi, Jr.
                                     Title: President

Accepted as of the date hereof:

Goldman, Sachs & Co.
Donaldson, Lufkin & Jenrette
 Securities Corporation
Legg Mason Wood Walker, Incorporated
Prudential Securities Incorporated


By:      GOLDMAN, SACHS & CO.
    ----------------------------------
        (Goldman, Sachs & Co.)

On behalf of each of the Underwriters

                                  SCHEDULE I


                                                                       MAXIMUM NUMBER
                                                                        OF OPTIONAL
                                                         NUMBER OF      SHARES WHICH
                                                        FIRM SHARES        MAY BE
                UNDERWRITER                           TO BE PURCHASED    PURCHASED
                -----------                           ---------------  --------------
Goldman, Sachs & Co.                                       675,000         101,250

Donaldson Lufkin & Jenrette Securities Corporation         675,000         101,250

Legg Mason Wood Walker, Incorporated                       675,000         101,250

Prudential Securities Incorporated                         675,000         101,250

Total                                                    2,700,000         405,000


                                  SCHEDULE II

TITLE OF DESIGNATED SHARES:  Common Stock (par value $.01 per share)

NUMBER OF DESIGNATED SHARES:
  Number of Firm Shares:                 2,700,000
  Maximum Number of Optional Shares:          405,000

INITIAL OFFERING PRICE TO PUBLIC:
  $28.375 per Share

PURCHASE PRICE BY UNDERWRITERS:
  $26.885 per Share

FORM OF DESIGNATED SHARES:
"Fast" balance at The Depository Trust Company or its designated custodian

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:
New York Clearing House (next day) funds

TIME OF DELIVERY:
9:30 a.m. (New York City time), February 19, 1997

CLOSING LOCATION:   Washington, D.C.

NAMES AND ADDRESSES OF REPRESENTATIVES:

  Designated Representatives:  Goldman, Sachs & Co., Donaldson, Lufkin &
                               Jenrette Securities Corporation, Legg Mason Wood Walker, Incorporated, Prudential Securities Incorporated

  Address for Notices, etc.:  Goldman, Sachs & Co., 85 Broad Street, New York,
                              New York 10004, Attention: Registration Dept.

OTHER TERMS :

     For purposes of this Pricing Agreement, section 5(h) of the Underwriting Agreement shall be deleted and replaced with the following:

          "(h) To use the net proceeds received by the Company from the sale of the Designated Shares pursuant to this Agreement in substantially the manner specified in the Prospectus under the caption "Use of Proceeds", it being understood that the Company may use such proceeds to reduce amounts outstanding under the Company's secured lines of credit (as identified under "Use of Proceeds") prior in time to the repayment of $33 million of debt assumed in the Pending Acquisitions (as identified under "Use of Proceeds")."